Exhibit 99.1

IDEXX Laboratories Announces Third Quarter Results

  Achieves third quarter revenue growth of 9% reported and 8% organic, driven by CAG Diagnostics recurring revenue growth of 10% reported and 9% organic
  Solid revenue growth reflects benefits from IDEXX execution drivers including double-digit year-over-year installed base growth across global premium instrument platforms
  Delivers EPS of $2.53, representing 18% growth as reported and 16% on a comparable basis, supported by operating margin expansion of 100 basis points as reported and 140 basis points on a comparable basis
  Adjusts 2023 revenue guidance to $3,635 million - $3,650 million, reflecting 7.9% - 8.4% growth as reported and 8.3% - 8.8% organically, driven by projected CAG Diagnostics recurring revenue growth of 9.4% - 9.9% as reported and 9.8% - 10.3% organically
  Updates 2023 EPS outlook to $9.74 - $9.90, a year-over-year increase of 21% - 23% as reported and 25% - 27% on a comparable basis, including ~12% combined EPS growth benefit from a customer contract resolution payment in Q1 2023 and lapping of discrete 2022 R&D investments

WESTBROOK, Maine--(BUSINESS WIRE)--November 1, 2023--IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced third quarter results.

Third Quarter Results

The Company reports revenues of $916 million for the third quarter of 2023, an increase of 9% reported and 8% organic, driven by Companion Animal Group ("CAG") growth of 9% reported and 8% organic and Water revenue growth of 9% reported and 7% organic. CAG Diagnostics recurring revenue growth of 10% reported and 9% organic was supported by sustained benefits from IDEXX execution drivers and reflects high single-digit organic growth in the U.S. and double-digit organic growth internationally. Commercial engagement and sustained high interest in adopting IDEXX innovation drove high levels of premium instrument placements, supporting 11% annual growth in IDEXX's global premium instrument installed base. Veterinary software, services and diagnostic imaging systems revenue grew 14% as reported and 13% organically, reflecting high recurring revenue growth and ongoing momentum in cloud-based software placements.

Third quarter earnings per diluted share (“EPS”) were $2.53, an increase of 18% as reported and 16% on a comparable basis, including $0.04 per share in tax benefits from share-based compensation and $0.01 per share negative impact from currency changes.

"Strong execution by IDEXX teams and sustained interest in adopting IDEXX's differentiated multi-modality testing and workflow solutions helped deliver solid organic revenue gains and strong financial results in the third quarter," said Jay Mazelsky, President and Chief Executive Officer. "Busy veterinarians appreciate that they must very often first test before they can determine the most optimal treatment course, which drives the medical services activity in their practice. They also want these testing solutions to seamlessly connect to a modern cloud-based PIMS, and have shown an increased appetite to invest in software that supports higher staff productivity and client communications. IDEXX remains very well positioned to address these needs while driving development of the companion animal diagnostics sector through relevant innovation and commercial engagement."

Third Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated revenue growth of 9% as reported and 8% organic for the quarter. Solid growth was supported by CAG Diagnostics recurring revenue growth of 10% on a reported basis and 9% organically. U.S. CAG Diagnostics recurring revenue organic growth of 8.3% included an ~50 basis point negative impact from fewer equivalent selling days and remained solidly above sector growth levels in the third quarter, reflected in an ~1,100 basis point growth premium to U.S. same store clinical visit growth.

Additional U.S. companion animal practice key metrics are available in the Q3 2023 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Strong global growth was achieved across IDEXX's testing modalities.

  IDEXX VetLab® consumables generated 13% reported and 11% organic revenue growth, with double-digit gains across U.S. and international regions supported by benefits from higher net price realization and an expanded global premium instrument installed base.
  Reference laboratory diagnostic and consulting services generated 8% reported and 7% organic revenue growth, driven by high single-digit gains in the U.S. and improved, mid-to-high single-digit growth in international regions.
  Rapid assay products revenues grew 9% as reported and 8% organically, driven by strong growth in the U.S., supported by benefits from higher net price realization.

Veterinary software, services and diagnostic imaging systems revenues grew 14% as reported and 13% organically, driven by continued high levels of organic gains in recurring software and diagnostic imaging revenues. Strong demand for cloud-based products continues to support momentum in software solution placements and customer gains.

Water

Water revenues grew 9% on a reported basis and 7% on an organic basis for the quarter, reflecting solid gains across regions, including benefits from net price improvement.

Livestock, Poultry and Dairy (“LPD”)

LPD revenues grew 5% on a reported basis and grew 2% organically for the quarter, as solid gains in the U.S. were offset by lower herd health screening levels internationally.

Gross Profit and Operating Profit

Gross profits increased 8% as reported and on a comparable basis. Gross margin of 59.9% decreased 30 basis points as reported and increased 30 basis points on a comparable basis, supported by benefits from net price gains, business mix and improvement in software service gross margins.

Operating margin was 30.1% in the quarter, higher than the prior year by 100 basis points as reported and 140 basis points on a comparable basis. Operating margin expansion reflects gross margin gains benefiting from strong CAG Diagnostics recurring revenue growth and operating expense growth of 4% as reported and on a comparable basis. Reported operating expense growth reflects benefits from cost controls and lapping of prior year R&D and commercial investments.

2023 Growth and Financial Performance Outlook

The Company is updating its full year revenue growth outlook range to 7.9% - 8.4% as reported and 8.3% - 8.8% organically. This updated outlook is centered on the lower end of the Company's most recent full year guidance range and at the midpoint of its original full year organic growth estimates, reflecting third quarter results and continued headwinds to clinical visit growth rates globally. The overall reported revenue range was decreased by $20 million for updated foreign exchange impact estimates compared to earlier guidance estimates, reflecting the recent strengthening of the U.S. dollar.

The Company raised its full year reported operating margin outlook to 29.6% - 29.8%, incorporating strong year-to-date profit performance. Operating margin guidance includes an increased ~70 basis points in year-over-year unfavorable net margin impact from updated foreign currency exchange rate changes, including effects from comparisons to prior year foreign exchange hedge gains.

The Company updated its EPS outlook range to $9.74 - $9.90, increasing midpoint estimates by $0.05 per share and maintaining its high end EPS outlook. The Company is maintaining a similar operational outlook at midpoint, as positive revisions to the Company's operating margin outlook offset adjustments to organic revenue growth estimates. Positive adjustments of ~$0.11 per share to projections for interest expense and effective tax rates, including share-based compensation tax benefits, offset an ~$0.05 negative EPS impact related to updated foreign currency exchange rate estimates — which is now estimated to provide a $0.25 per share headwind to full year EPS results.

The following table provides the Company's updated outlook for annual key financial metrics in 2023:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2023

Revenue	$3,635	-	$3,650
Reported growth	7.9%	-	8.4%
Organic growth	8.3%	-	8.8%
CAG Diagnostics Recurring Revenue Growth
Reported growth	9.4%	-	9.9%
Organic growth	9.8%	-	10.3%
Operating Margin	29.6%	-	29.8%
Operating margin expansion	290 bps	-	310 bps
Negative impact of foreign exchange	~ 70 bps
Comparable margin expansion	360 bps	-	380 bps
Positive impact of discrete in-license of technology and customer contract resolution	~ 280 bps
EPS	$9.74	-	$9.90
Reported growth	21%	-	23%
Comparable growth	25%	-	27%
Positive impact of discrete in-license of technology and customer contract resolution	~ 12%
Other Key Metrics
Net interest expense	~ $37
Share-based compensation tax benefit	~ $12
Share-based compensation tax rate benefit	~ 1%
Effective tax rate	21%	-	21.5%
Share-based compensation EPS impact	~ $0.14
Reduction in average shares outstanding	0.5%	-	1%
Operating Cash Flow	100% - 110% of net income
Free Cash Flow	85% - 90% of net income
Capital Expenditures	$160 - $180

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2023.

Estimated Foreign Currency Exchange Rate Impacts	2023

Revenue growth rate impact	(~ 40 bps)
CAG Diagnostics recurring revenue growth rate impact	(~ 40 bps)
Operating margin growth impact	(~ 70 bps)
EPS impact	(~ $0.25)
EPS growth impact	(~ 3%)

Go-Forward Foreign Currency Exchange Rate Assumptions	2023
In U.S. dollars
euro	$1.05
British pound	$1.21
Canadian dollar	$0.73
Australian dollar	$0.63
Relative to the U.S. dollar
Japanese yen	¥151
Chinese renminbi	¥7.40
Brazilian real	R$5.14

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its third quarter 2023 results and management’s outlook. To participate in the conference call, dial 1-800-289-0459 or 1-773-377-9037 and reference passcode 917383. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs nearly 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company’s business prospects and estimates of the Company’s financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "2023 Growth and Financial Performance Outlook" and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; and projected effective tax rates, reduction of average shares outstanding and net interest expense. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs, and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted third quarter 2023 results as follows: decreased gross profit growth by 0%, decreased gross margin growth by 60 basis points, increased operating expense growth by 0%, decreased operating profit growth by 1%, decreased operating profit margin growth by 40 basis points, and decreased EPS growth by 0%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months and nine months ended September 30, 2023 and refer to the 2023 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2023 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percent change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three months and nine months ended September 30, 2023. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Please refer to the 2023 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2023 organic revenue growth for the Company and CAG Diagnostics recurring revenue growth. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is not expected to have an impact on projected full year 2023 revenue growth or CAG Diagnostics recurring revenue growth.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year		Nine Months Ended		Year-over-Year
	September 30,	September 30,	Change		September 30,	September 30,	Change
Dollar amounts in thousands	2023	2022			2023	2022
Gross Profit (as reported)	$547,982	$506,626	8%		$1,663,803	$1,519,411	10%
Gross margin	59.9%	60.2%	(30	)bps	60.3%	59.8%	40	bps
Less: comparability adjustments
Change from currency	(290)	—			(24,793)	—
Comparable gross profit growth	$548,272	$506,626	8%		$1,688,596	$1,519,411	11%
Comparable gross margin and gross margin gain (or growth)	60.5%	60.2%	30	bps	60.9%	59.8%	100	bps

Operating expenses (as reported)	$272,699	$261,798	4%		$811,977	$847,173	(4)%
Less: comparability adjustments
Change from currency	1,008	—			(3,797)	—
Comparable operating expense growth	$271,691	$261,798	4%		$815,774	$847,173	(4)%

Income from operations (as reported)	$275,283	$244,828	12%		$851,826	$672,238	27%
Operating margin	30.1%	29.1%	100	bps	30.9%	26.5%	440	bps
Less: comparability adjustments
Change from currency	(1,298)	—			(20,996)	—
Comparable operating profit growth	$276,581	$244,828	13%		$872,822	$672,238	30%
Comparable operating margin and operating margin gain (or growth)	30.5%	29.1%	140	bps	31.5%	26.5%	500	bps
Amounts presented may not recalculate due to rounding.

Projected 2023 comparable operating margin expansion outlined in the 2023 Growth and Financial Performance Outlook section of this earnings release reflects projected full year 2023 reported operating margin adjusted for estimated negative year-over-year foreign currency exchange rate change impact of approximately 70 basis points.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2023 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Nine Months Ended		Year-over-Year
	September 30,	September 30,	Growth	September 30,	September 30,	Growth
	2023	2022		2023	2022
Earnings per share (diluted)	$2.53	$2.15	18%	$7.75	$5.97	30%
Less: comparability adjustments
Share-based compensation activity	0.04	—		0.14	0.10
Change from currency	(0.01)	—		(0.19)	—
Comparable EPS growth	2.50	2.15	16%	7.80	5.87	33%
Amounts presented may not recalculate due to rounding.

Projected 2023 comparable EPS growth outlined in the 2023 Growth and Financial Performance Outlook section of this earnings release reflects adjustments including estimated positive share-based compensation activity of $0.14 and estimated negative year-over-year foreign currency exchange rate change impact of $0.25.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2023 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three and nine months ended September 30, 2023 and 2022. To estimate projected 2023 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $160 - $180 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended September 30, 2023, we have deducted purchases of property and equipment of approximately $150 million from net cash provided from operating activities of approximately $830 million, divided by net income of approximately $823 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt, and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2023	2022	2023	2022
Revenue:	Revenue	$915,527	$841,661	$2,759,352	$2,538,756
Expenses and Income:	Cost of revenue	367,545	335,035	1,095,549	1,019,345
	Gross profit	547,982	506,626	1,663,803	1,519,411
	Sales and marketing	135,698	130,021	424,034	392,570
	General and administrative	89,034	83,764	248,804	243,201
	Research and development	47,967	48,013	139,139	211,402
	Income from operations	275,283	244,828	851,826	672,238
	Interest expense, net	(7,392)	(10,645)	(30,318)	(25,481)
	Income before provision for income taxes	267,891	234,183	821,508	646,757
	Provision for income taxes	55,660	53,245	170,987	139,875
Net Income:	Net income attributable to stockholders	$212,231	$180,938	$650,521	$506,882
	Earnings per share: Basic	$2.55	$2.17	$7.83	$6.04
	Earnings per share: Diluted	$2.53	$2.15	$7.75	$5.97
	Shares outstanding: Basic	83,097	83,247	83,058	83,855
	Shares outstanding: Diluted	83,993	84,113	83,990	84,858
IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2023	2022	2023	2022
Operating Ratios	Gross profit	59.9%	60.2%	60.3%	59.8%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	24.5%	25.4%	24.4%	25.0%
	Research and development expense	5.2%	5.7%	5.0%	8.3%
	Income from operations[1]	30.1%	29.1%	30.9%	26.5%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended
		September 30, 2023	Percent of Revenue	September 30, 2022	Percent of Revenue

Revenue:	CAG	$837,160		$764,990
	Water	44,450		40,840
	LPD	29,747		28,452
	Other	4,170		7,379
	Total	$915,527		$841,661

Gross Profit:	CAG	$499,291	59.6%	$456,334	59.7%
	Water	31,034	69.8%	29,406	72.0%
	LPD	15,836	53.2%	17,462	61.4%
	Other	1,821	43.7%	3,424	46.4%
	Total	$547,982	59.9%	$506,626	60.2%

Income from Operations:	CAG	$253,358	30.3%	$221,454	28.9%
	Water	20,328	45.7%	19,924	48.8%
	LPD	2,405	8.1%	4,480	15.7%
	Other	(808)	(19.4)%	(1,030)	(14.0)%
	Total	$275,283	30.1%	$244,828	29.1%
		Nine Months Ended
		September 30, 2023	Percent of Revenue	September 30, 2022	Percent of Revenue

Revenue:	CAG	$2,531,091		$2,310,261
	Water	126,362		116,406
	LPD	88,866		89,211
	Other	13,033		22,878
	Total	$2,759,352		$2,538,756

Gross Profit:	CAG	$1,523,757	60.2%	$1,371,687	59.4%
	Water	88,621	70.1%	82,502	70.9%
	LPD	46,975	52.9%	54,005	60.5%
	Other	4,450	34.1%	11,217	49.0%
	Total	$1,663,803	60.3%	$1,519,411	59.8%

Income from Operations:	CAG	$790,617	31.2%	$601,105	26.0%
	Water	57,119	45.2%	54,498	46.8%
	LPD	5,664	6.4%	14,447	16.2%
	Other	(1,574)	(12.1)%	2,188	9.6%
	Total	$851,826	30.9%	$672,238	26.5%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended
	September 30, 2023	September 30, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$837,160	$764,990	$72,170	9.4%	1.0%	—	8.4%
United States	573,830	530,758	43,072	8.1%	—	—	8.1%
International	263,330	234,232	29,098	12.4%	3.4%	—	9.0%
Water	44,450	40,840	3,610	8.8%	1.2%	1.1%	6.6%
United States	22,804	20,940	1,864	8.9%	—	0.7%	8.2%
International	21,646	19,900	1,746	8.8%	2.4%	1.5%	4.9%
LPD	29,747	28,452	1,295	4.6%	2.5%	—	2.0%
United States	5,040	4,452	588	13.2%	—	—	13.2%
International	24,707	24,000	707	2.9%	2.9%	—	—
Other	4,170	7,379	(3,209)	(43.5%)	0.1%	—	(43.5%)
Total Company	$915,527	$841,661	$73,866	8.8%	1.1%	0.1%	7.6%
United States	603,046	560,292	42,754	7.6%	—	—	7.6%
International	312,481	281,369	31,112	11.1%	3.3%	0.1%	7.7%
	Three Months Ended
	September 30, 2023	September 30, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$733,958	$667,309	$66,649	10.0%	1.1%	—	8.9%
IDEXX VetLab consumables	296,042	262,820	33,222	12.6%	1.2%	—	11.4%
Rapid assay products	87,562	80,542	7,020	8.7%	0.5%	—	8.2%
Reference laboratory diagnostic and consulting services	320,294	295,590	24,704	8.4%	1.0%	—	7.3%
CAG Diagnostics services and accessories	30,060	28,357	1,703	6.0%	1.3%	—	4.7%
CAG Diagnostics capital – instruments	32,254	35,176	(2,922)	(8.3%)	1.9%	—	(10.2%)
Veterinary software, services and diagnostic imaging systems	70,948	62,505	8,443	13.5%	0.2%	—	13.3%
Net CAG revenue	$837,160	$764,990	$72,170	9.4%	1.0%	—	8.4%
	Three Months Ended
	September 30, 2023	September 30, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]

CAG Diagnostics recurring revenue:	$733,958	$667,309	$66,649	10.0%	1.1%	—	8.9%
United States	497,109	459,077	38,032	8.3%	—	—	8.3%
International	236,849	208,232	28,617	13.7%	3.4%	—	10.3%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$2,531,091	$2,310,261	$220,830	9.6%	(0.5%)	—	10.1%
United States	1,732,752	1,563,150	169,602	10.8%	—	—	10.8%
International	798,339	747,111	51,228	6.9%	(1.6%)	—	8.5%
Water	126,362	116,406	9,956	8.6%	(0.9%)	1.5%	8.0%
United States	63,932	58,304	5,628	9.7%	—	0.7%	8.9%
International	62,430	58,102	4,328	7.4%	(1.8%)	2.2%	7.0%
LPD	88,866	89,211	(345)	(0.4%)	(0.7%)	—	0.3%
United States	14,005	12,054	1,951	16.2%	—	—	16.2%
International	74,861	77,157	(2,296)	(3.0%)	(0.8%)	—	(2.2%)
Other	13,033	22,878	(9,845)	(43.0%)	—	—	(43.0%)
Total Company	$2,759,352	$2,538,756	$220,596	8.7%	(0.6%)	0.1%	9.2%
United States	1,815,066	1,646,023	169,043	10.3%	—	—	10.2%
International	944,286	892,733	51,553	5.8%	(1.5%)	0.1%	7.2%
	Nine Months Ended
	September 30, 2023	September 30, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$2,223,336	$2,017,532	$205,804	10.2%	(0.6%)	—	10.8%
IDEXX VetLab consumables	890,891	796,072	94,819	11.9%	(0.8%)	—	12.7%
Rapid assay products	266,934	242,542	24,392	10.1%	(0.4%)	—	10.4%
Reference laboratory diagnostic and consulting services	973,580	894,795	78,785	8.8%	(0.4%)	—	9.2%
CAG Diagnostics services and accessories	91,931	84,123	7,808	9.3%	(0.8%)	—	10.1%
CAG Diagnostics capital – instruments	99,452	108,400	(8,948)	(8.3%)	(0.4%)	—	(7.8%)
Veterinary software, services and diagnostic imaging systems	208,303	184,329	23,974	13.0%	(0.3%)	—	13.3%
Net CAG revenue	$2,531,091	$2,310,261	$220,830	9.6%	(0.5%)	—	10.1%
	Nine Months Ended
	September 30, 2023	September 30, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]

CAG Diagnostics recurring revenue:	$2,223,336	$2,017,532	$205,804	10.2%	(0.6%)	—	10.8%
United States	1,505,837	1,351,936	153,901	11.4%	—	—	11.4%
International	717,499	665,596	51,903	7.8%	(1.7%)	—	9.5%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		September 30, 2023	December 31, 2022

Assets:	Current Assets:
	Cash and cash equivalents	$331,696	$112,546
	Accounts receivable, net	452,699	400,619
	Inventories	393,974	367,823
	Other current assets	205,861	220,489
	Total current assets	1,384,230	1,101,477
	Property and equipment, net	687,101	649,474
	Other long-term assets, net	1,015,073	995,814
	Total assets	$3,086,404	$2,746,765
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$112,609	$110,221
	Accrued liabilities	420,312	433,662
	Line of credit	250,000	579,000
	Current portion of long-term debt	149,990	74,982
	Deferred revenue	37,282	37,938
	Total current liabilities	970,193	1,235,803
	Long-term debt, net of current portion	618,813	694,387
	Other long-term liabilities, net	199,991	207,838
	Total long-term liabilities	818,804	902,225
	Total stockholders' equity	1,297,407	608,737
	Total liabilities and stockholders' equity	$3,086,404	$2,746,765
IDEXX Laboratories, Inc. and Subsidiaries
Selected Balance Sheet Information (Unaudited)
		September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Selected Balance Sheet Information:	Days sales outstanding[1]	45.6	43.9	42.9	43.4	43.4
	Inventory turns[2]	1.3	1.3	1.3	1.3	1.3

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Nine Months Ended
		September 30, 2023	September 30, 2022

Operating:	Cash Flows from Operating Activities:
	Net income	$650,521	$506,882
	Non-cash adjustments to net income	120,390	92,271
	Changes in assets and liabilities	(114,252)	(229,597)
	Net cash provided by operating activities	656,659	369,556
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(101,075)	(99,609)
	Equity investment	—	(25,000)
	Acquisition of intangible assets	—	(10,000)
	Acquisition of a business, net of cash acquired	—	(11,512)
	Proceeds from net investment hedges	6,256	—
	Net cash used by investing activities	(94,819)	(146,121)
Financing:	Cash Flows from Financing Activities:
	(Repayments) borrowings under credit facility, net	(329,000)	559,500
	Payment of senior debt	—	(75,000)
	Payments for the acquisition-related contingent consideration and holdbacks	(1,879)	(5,730)
	Repurchases of common stock	(35,070)	(745,691)
	Proceeds from exercises of stock options and employee stock purchase plans	35,704	23,257
	Shares withheld for statutory tax withholding payments on restricted stock	(9,907)	(10,552)
	Net cash used by financing activities	(340,152)	(254,216)
	Net effect of changes in exchange rates on cash	(2,538)	(14,497)
	Net increase (decrease) in cash and cash equivalents	219,150	(45,278)
	Cash and cash equivalents, beginning of period	112,546	144,454
	Cash and cash equivalents, end of period	$331,696	$99,176
IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Nine Months Ended
		September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Free Cash Flow:	Net cash provided by operating activities	$272,433	$189,000	$656,659	$369,556
	Investing cash flows attributable to purchases of property and equipment	(34,094)	(37,685)	(101,075)	(99,609)
	Free cash flow[1]	$238,339	$151,315	$555,584	$269,947

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Shares repurchased in the open market	65	453	65	1,764
Shares acquired through employee surrender for statutory tax withholding	1	—	20	21
Total shares repurchased	66	453	85	1,785

Cost of shares repurchased in the open market	$35,070	$166,423	$35,070	$742,661
Cost of shares for employee surrenders	231	162	9,907	10,552
Total cost of shares	$35,301	$166,585	$44,977	$753,213

Average cost per share – open market repurchases	$536.03	$367.55	$536.03	$421.12
Average cost per share – employee surrenders	$506.74	$387.07	$503.43	$502.26
Average cost per share – total	$535.83	$367.56	$528.49	$422.07

Contacts

John Ravis, Investor Relations, 1-207-556-8155